UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement.

On June 21, 2007, MDI, Inc. (“MDI”) and the limited partners (“Limited Partners”) of Data Rose Limited Partnership (“Partnership”), a Texas limited partnership, executed a Partnership Purchase and Registration Rights Agreement pursuant to which MDI agreed to purchase from the Limited Partners a 49.9% interest in the Partnership (“Partnership Interest”). The purchase price was 3,000,000 unregistered shares of MDI common stock (“Shares”). MDI agreed to file by July 24, 2007 a registration statement on Form S-3 covering the Shares. The Shares and Partnership Interest will be held in escrow until the Shares have been registered. The sole asset of the Partnership is a 204,000 square foot building at 9725 Datapoint Drive in San Antonio, Texas.

Item 3.02                                Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above which item is incorporated by reference, MDI sold unregistered equity securities to the Limited Partners. The total amount of consideration received by MDI was the Partnership Interest. The exemption from registration relied upon was Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated there under.

Item 8.01                                Other Events.

On June 21, 2007, MDI issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

Exhibits  The following exhibit is being filed herewith:

99.1                      Press Release issued by MDI dated June 21, 2007.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	June 27, 2007	MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary